UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 22, 2005
(December 20, 2005)

SCP POOL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-26640	36-3943363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

109 Northpark Boulevard, Covington, Louisiana      70433-5001
    (Address of Principal Executive Offices)                  (Zip Code)

Registrant’s telephone number, including area code      (985) 892-5521

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 of this report on Form 8-K is incorporated in this Item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 20, 2005, SCP Pool Corporation (the “Company”) amended its $120 million, five-year, unsecured, senior revolving credit facility (the “Credit Facility”) previously entered into on November 2, 2004. The amendment provides the Company with an additional $60 million of borrowing capacity by providing a $60 million term loan and also extends the Credit Facility term by one year. The Company’s borrowings under the term loan bear interest, at the Company’s option, at either (a) a base rate, which is the greater of (i) the Wachovia Bank, National Association prime rate or (ii) the overnight Federal Funds Rate plus 0.50%, or (b) the London Interbank Offered Rate (LIBOR) plus a spread ranging from 0.625% to 0.750%, with such spread in each case depending on the Company’s leverage ratio.

The Credit Facility, as amended, contains terms and provisions customary for transactions of this type, including mandatory prepayment provisions with respect to the term loan. The amendment also provides that the Company may exercise its right to request an increase in the revolving credit commitment or the term loan commitment by a total amount up to $40 million, provided that no default or event of default exists, and certain other conditions are satisfied. The Company will use the proceeds from the term loan for general corporate purposes.

Wachovia Bank, National Association, will continue to act as the Administrative Agent, Swingline Lender and Issuing Lender for the Credit Facility. Wachovia Capital Markets, LLC is the sole lead arranger and book manager for the Credit Facility. JPMorgan Chase Bank serves as Syndication Agent and Hibernia National Bank and Wells Fargo Bank, National Association, are Co-Documentation Agents. Regions Bank and Congress Financial Corporation (Canada) will also continue to participate in the Credit Facility.

The Second Amendment of the Credit Agreement will be filed with the Company's Form 10-K for the fiscal year ended December 31, 2005.

Item 7.01 Regulation FD Disclosure.

On December 21, 2005, SCP Pool Corporation issued the press release included herein as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

    (c) Exhibits

99.1	Press release issued by SCP Pool Corporation on December 21, 2005, announcing the amendment of its Senior Revolving Credit Facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCP POOL CORPORATION

By: /s/ Mark W. Joslin
Mark W. Joslin
Vice President and Chief Financial Officer

Dated: December 22, 2005

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